Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



              We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) of Dresser Industries, Inc. pertaining to the Savings Plan for Employees of Baroid Corporation of our reports (i) dated February 4, 1993, with respect to the consolidated financial statements and schedules of Baroid Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission, (ii) dated March 1, 1993, with respect to the supplemental consolidated financial statements of Baroid Corporation and Subsidiaries included in its Registration Statement (Form S-3 No. 33-60174) and related Prospectus, filed with the Securities and Exchange Commission, and (iii) dated June 18, 1993, with respect to the financial statements and schedules of the Savings Plan for Employees of Baroid Corporation included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.



    /s/ ERNST & YOUNG
    Ernst & Young
    Houston, Texas
    January 27, 1994
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